Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contact: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser-Pearlman (954) 769-7342 keyserk1@autonation.com
AutoNation Reports Record Third Quarter Results

•	EPS from continuing operations was $0.48, a record for third quarter results, up 23% compared to $0.39 in third quarter 2010

•	Operating income of $144.1 million, an increase of 19% compared to the year-ago period

•	Retail new vehicle gross profit up 24% compared to the year-ago period

•
AutoNation repurchased 7.2 million shares from July 1, 2011 through October 19, 2011, for an aggregate purchase price of $247.7 million; AutoNation today announced that the Board of Directors increased share repurchase authorization by $250 million.

•
Total revenue up 7% compared to the year-ago period. Revenue for all major categories - new vehicles, used vehicles, parts and service, and finance and insurance - improved compared to the third quarter of 2010.

FORT LAUDERDALE, Fla., (October 20, 2011) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2011 third quarter net income from continuing operations of $71 million, or $0.48 per share, compared to net income from continuing operations of $59 million, or $0.39 per share, for the same period in the prior year, a 23% improvement on a per-share basis.
2011 third quarter revenue totaled $3.5 billion, compared to $3.3 billion in the year-ago period, an increase of 7%, driven primarily by higher new and used vehicle average selling prices. AutoNation’s new vehicle unit sales decreased 2% on a same store basis and were flat overall, as the Japanese earthquake affected availability of vehicles produced by Japanese manufacturers. Based on CNW Research data, in the third quarter, total U.S. industry new retail vehicle unit sales increased 1%.
AutoNation’s 2011 third quarter retail used vehicle revenue increased 7%. Parts and service revenue increased 2%, and finance and insurance revenue increased 9% compared to the 2010 third quarter.
2011 third quarter gross profit totaled $575 million, compared to $545 million in the year-ago period, an increase of 5%, primarily due to an increase in retail new vehicle gross profit, as well as an increase in finance and insurance gross profit. On a per-vehicle basis, gross profit per new vehicle retailed increased $460 or 23%, while finance and insurance gross profit per vehicle retailed increased $83 or 7%, as compared to the year-ago period.
Mike Jackson, Chairman and Chief Executive Officer, said, “We continued to deliver solid double-digit growth in operating income in the third quarter, which was driven by strong gross margins in new vehicles and finance and insurance.” Mr. Jackson added, “While shipments from the Japanese manufacturers improved in the third quarter, inventory levels of these vehicles remained constrained. We would expect that the improving supply environment will result in lower margins on these vehicles in the fourth quarter.”
Mr. Jackson concluded, “We believe that the new vehicle sales environment will continue to improve in the fourth quarter, and we remain optimistic about the long-term recovery of the U.S. auto market.”

AutoNation repurchased 7.2 million shares from July 1, 2011 through October 19, 2011, for an aggregate purchase price of $247.7 million. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $250 million of AutoNation common stock. With the increased authorization, as of October 19, 2011, AutoNation had approximately $316 million remaining Board authorization for share repurchase.
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus. Segment results for the third quarter were as follows:

•	Domestic – Domestic segment income(1)was $47 million compared to year-ago segment income of $43 million. Third quarter Domestic retail new vehicle unit sales increased 12%.

•	Import – Import segment income(1)was $65 million compared to year-ago segment income of $51 million. Third quarter Import retail new vehicle unit sales decreased (10)%.

•	Premium Luxury – Premium Luxury segment income(1)was $50 million compared to year-ago segment income of $48 million. Third quarter Premium Luxury retail new vehicle unit sales increased 11%.
For the nine-month period ended September 30, 2011, the Company reported net income from continuing operations of $214 million, or $1.43 per share, compared to adjusted net income from continuing operations of $179 million, or $1.11 per share for the same period in the prior year, an improvement of 29% on a per-share basis. Adjusted net income from continuing operations for the nine-month period ended September 30, 2010 excludes debt refinancing costs of $12 million after-tax, or $0.07 per share, as disclosed in the attached financial tables. There were no adjusting items for the nine-month period ended September 30, 2011. On a GAAP basis, net income from continuing operations for the nine-month period ended September 30, 2010 was $167 million, or $1.04 per share. The Company’s revenue for the nine-month period ended September 30, 2011, totaled $10.2 billion, up 10% compared to $9.2 billion for the same period in the prior year.
The third quarter conference call may be accessed by telephone at (888)-769-8515 (password: AutoNation). The webcast will be available on AutoNation’s investor relations website at investors.autonation.com under “Webcasts & Presentations.” A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 20, 2011 through October 27, 2011 by calling (866) 463-2174 (password: 75300).

(1)	Segment income is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. A component of the Standard and Poor’s 500 Index, AutoNation owned and operated 257 new vehicle franchises in 15 states as of September 30, 2011. For additional information, please visit investors.autonation.com or www.AutoNation.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, including statements regarding the impact on our business of the earthquake and tsunami that struck Japan, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; the duration and severity of production and supply chain disruptions resulting from the natural disasters in Japan; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
New vehicle	$1,881.6	$1,773.3	$5,413.3	$4,890.4
Used vehicle	911.9	812.4	2,630.6	2,327.7
Parts and service	578.0	564.1	1,720.0	1,648.9
Finance and insurance, net	121.9	111.9	349.6	311.9
Other	13.1	12.2	40.4	35.9
Total revenue	3,506.5	3,273.9	10,153.9	9,214.8
Cost of sales:
New vehicle	1,743.4	1,661.4	5,013.1	4,566.7
Used vehicle	845.4	743.2	2,407.4	2,122.7
Parts and service	336.1	318.5	988.4	927.3
Other	6.4	5.4	20.2	15.1
Total cost of sales	2,931.3	2,728.5	8,429.1	7,631.8
Gross profit	575.2	545.4	1,724.8	1,583.0
Selling, general and administrative expenses	411.4	402.9	1,236.7	1,159.4
Depreciation and amortization	20.9	18.7	62.7	57.2
Other expenses (income), net	(1.2)	2.9	(3.1)	4.5
Operating income	144.1	120.9	428.5	361.9
Floorplan interest expense	(9.7)	(10.8)	(31.8)	(30.2)
Other interest expense	(16.4)	(16.1)	(48.6)	(39.8)
Loss on debt extinguishment	—	—	—	(19.6)
Interest income	—	0.3	0.6	0.8
Other losses, net	(2.4)	(0.7)	(0.2)	(1.1)
Income from continuing operations before income taxes	115.6	93.6	348.5	272.0
Income tax provision	44.9	35.1	134.2	104.8
Net income from continuing operations	70.7	58.5	214.3	167.2
Loss from discontinued operations, net of income taxes	—	(1.6)	(2.3)	(7.9)
Net income	$70.7	$56.9	$212.0	$159.3
Diluted earnings (loss) per share:
Continuing operations	$0.48	$0.39	$1.43	$1.04
Discontinued operations	$—	$(0.01)	$(0.02)	$(0.05)
Net income	$0.48	$0.38	$1.42	$0.99
Weighted average common shares outstanding	147.0	149.6	149.5	161.4
Common shares outstanding, net of treasury stock, at September 30	141.4	148.0	141.4	148.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
New vehicle	$1,881.6	$1,773.3	$108.3	6.1	$5,413.3	$4,890.4	$522.9	10.7
Retail used vehicle	780.5	732.5	48.0	6.6	2,293.9	2,079.1	214.8	10.3
Wholesale	131.4	79.9	51.5	64.5	336.7	248.6	88.1	35.4
Used vehicle	911.9	812.4	99.5	12.2	2,630.6	2,327.7	302.9	13.0
Parts and service	578.0	564.1	13.9	2.5	1,720.0	1,648.9	71.1	4.3
Finance and insurance, net	121.9	111.9	10.0	8.9	349.6	311.9	37.7	12.1
Other	13.1	12.2	0.9		40.4	35.9	4.5
Total revenue	$3,506.5	$3,273.9	$232.6	7.1	$10,153.9	$9,214.8	$939.1	10.2
Gross profit:
New vehicle	$138.2	$111.9	$26.3	23.5	$400.2	$323.7	$76.5	23.6
Retail used vehicle	67.4	67.9	(0.5)	(0.7)	218.3	196.9	21.4	10.9
Wholesale	(0.9)	1.3	(2.2)		4.9	8.1	(3.2)
Used vehicle	66.5	69.2	(2.7)	(3.9)	223.2	205.0	18.2	8.9
Parts and service	241.9	245.6	(3.7)	(1.5)	731.6	721.6	10.0	1.4
Finance and insurance	121.9	111.9	10.0	8.9	349.6	311.9	37.7	12.1
Other	6.7	6.8	(0.1)		20.2	20.8	(0.6)
Total gross profit	575.2	545.4	29.8	5.5	1,724.8	1,583.0	141.8	9.0
Selling, general and administrative expenses	411.4	402.9	(8.5)	(2.1)	1,236.7	1,159.4	(77.3)	(6.7)
Depreciation and amortization	20.9	18.7	(2.2)		62.7	57.2	(5.5)
Other expenses (income), net	(1.2)	2.9	4.1		(3.1)	4.5	7.6
Operating income	144.1	120.9	23.2	19.2	428.5	361.9	66.6	18.4
Floorplan interest expense	(9.7)	(10.8)	1.1		(31.8)	(30.2)	(1.6)
Other interest expense	(16.4)	(16.1)	(0.3)		(48.6)	(39.8)	(8.8)
Loss on debt extinguishment	—	—	—		—	(19.6)	19.6
Interest income	—	0.3	(0.3)		0.6	0.8	(0.2)
Other losses, net	(2.4)	(0.7)	(1.7)		(0.2)	(1.1)	0.9
Income from continuing operations before income taxes	$115.6	$93.6	$22.0	23.5	$348.5	$272.0	$76.5	28.1
Retail vehicle unit sales:
New	56,309	56,121	188	0.3	163,843	153,305	10,538	6.9
Used	44,226	42,904	1,322	3.1	129,148	121,020	8,128	6.7
	100,535	99,025	1,510	1.5	292,991	274,325	18,666	6.8
Revenue per vehicle retailed:
New	$33,416	$31,598	$1,818	5.8	$33,040	$31,900	$1,140	3.6
Used	$17,648	$17,073	$575	3.4	$17,762	$17,180	$582	3.4
Gross profit per vehicle retailed:
New	$2,454	$1,994	$460	23.1	$2,443	$2,111	$332	15.7
Used	$1,524	$1,583	$(59)	(3.7)	$1,690	$1,627	$63	3.9
Finance and insurance	$1,213	$1,130	$83	7.3	$1,193	$1,137	$56	4.9

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Revenue mix percentages:
New vehicle	53.7	54.2	53.3	53.1
Used vehicle	26.0	24.8	25.9	25.3
Parts and service	16.5	17.2	16.9	17.9
Finance and insurance, net	3.5	3.4	3.4	3.4
Other	0.3	0.4	0.5	0.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	24.0	20.5	23.2	20.4
Used vehicle	11.6	12.7	12.9	13.0
Parts and service	42.1	45.0	42.4	45.6
Finance and insurance	21.2	20.5	20.3	19.7
Other	1.1	1.3	1.2	1.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.3	6.3	7.4	6.6
Used vehicle - retail	8.6	9.3	9.5	9.5
Parts and service	41.9	43.5	42.5	43.8
Total	16.4	16.7	17.0	17.2
Selling, general and administrative expenses	11.7	12.3	12.2	12.6
Operating income	4.1	3.7	4.2	3.9
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.5	73.9	71.7	73.2
Operating income	25.1	22.2	24.8	22.9

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
Domestic	$1,204.4	$1,102.6	$101.8	9.2	$3,445.5	$3,048.7	$396.8	13.0
Import	1,318.3	1,275.1	43.2	3.4	3,829.0	3,523.9	305.1	8.7
Premium luxury	948.7	863.3	85.4	9.9	2,768.5	2,546.3	222.2	8.7
Corporate and other	35.1	32.9	2.2	6.7	110.9	95.9	15.0	15.6
Total revenue	$3,506.5	$3,273.9	$232.6	7.1	$10,153.9	$9,214.8	$939.1	10.2

*Segment income (loss)
Domestic	$46.7	$42.5	$4.2	9.9	$135.8	$116.1	$19.7	17.0
Import	65.0	51.3	13.7	26.7	187.9	153.6	34.3	22.3
Premium luxury	49.5	47.7	1.8	3.8	161.3	142.8	18.5	13.0
Corporate and other	(26.8)	(31.4)	4.6		(88.3)	(80.8)	(7.5)
Total segment income	134.4	110.1	24.3	22.1	396.7	331.7	65.0	19.6

Add: Floorplan interest expense	9.7	10.8	(1.1)		31.8	30.2	1.6
Operating income	$144.1	$120.9	$23.2	19.2	$428.5	$361.9	$66.6	18.4

* Segment income (loss) is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	19,789	17,635	2,154	12.2	56,276	47,762	8,514	17.8
Import	26,914	29,858	(2,944)	(9.9)	80,430	80,676	(246)	(0.3)
Premium luxury	9,606	8,628	978	11.3	27,137	24,867	2,270	9.1
	56,309	56,121	188	0.3	163,843	153,305	10,538	6.9

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Domestic:
Ford, Lincoln	19.4	17.2	18.7	16.9
Chevrolet, Buick, Cadillac, GMC	12.2	11.4	12.4	11.7
Chrysler, Jeep, Dodge	3.5	2.8	3.2	2.6
Domestic total	35.1	31.4	34.3	31.2
Import:
Honda	9.1	12.7	11.1	13.6
Toyota	18.1	20.9	18.2	19.5
Nissan	12.7	12.3	11.9	12.5
Other imports	7.9	7.3	7.9	7.0
Import total	47.8	53.2	49.1	52.6
Premium Luxury:
Mercedes-Benz	8.1	7.4	7.7	7.8
BMW	5.2	4.4	4.9	4.5
Lexus	2.0	2.2	1.9	2.5
Other premium luxury (Land Rover, Porsche)	1.8	1.4	2.1	1.4
Premium Luxury total	17.1	15.4	16.6	16.2
	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Capital expenditures (1)	$50.0	$40.0	$113.6	$80.3
Acquisitions	$—	$60.6	$64.2	$73.1
Proceeds from exercises of stock options	$26.3	$24.5	$66.3	$30.1
Stock repurchases:
Aggregate purchase price	$195.9	$55.0	$365.6	$506.6
Shares repurchased (in millions)	5.7	2.9	10.8	25.9

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Variance	2011	2010	Variance
Floorplan assistance earned (included in cost of sales)	$15.7	$14.8	$0.9	$44.7	$41.2	$3.5
Floorplan interest expense (new vehicles)	(9.1)	(10.1)	1.0	(30.0)	(28.6)	(1.4)
Net new vehicle inventory carrying benefit	$6.6	$4.7	$1.9	$14.7	$12.6	$2.1

Balance Sheet and Other Highlights	September 30, 2011	December 31, 2010	September 30, 2010
Cash and cash equivalents	$67.3	$95.1	$84.5
Inventory	$1,601.7	$1,867.0	$1,739.8
Total floorplan notes payable	$1,511.3	$1,866.4	$1,632.8
Non-vehicle debt	$1,487.4	$1,348.7	$1,380.6
Equity	$2,024.9	$2,078.9	$2,005.2
New days supply (industry standard of selling days, including fleet)	45 days	63 days	57 days
Used days supply (trailing 30 days)	43 days	42 days	46 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.38x
Covenant	less than	3.25x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		45.9%
Covenant	less than	60.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2011	2010	2011	2010
As reported	$70.7	$56.9	$0.48	$0.38
Discontinued operations, net of income taxes	—	1.6	$—	$0.01
From continuing operations, as reported	$70.7	$58.5	$0.48	$0.39

Adjusted	$70.7	$58.5	$0.48	$0.39
	Nine Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2011	2010	2011	2010
As reported	$212.0	$159.3	$1.42	$0.99
Discontinued operations, net of income taxes	2.3	7.9	$0.02	$0.05
From continuing operations, as reported	214.3	167.2	$1.43	$1.04
Loss on debt extinguishment	—	12.1	$—	$0.07
Adjusted	$214.3	$179.3	$1.43	$1.11

*	Please refer to the "Non-GAAP Financial Measures" section of the Press Release.
**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
New vehicle	$1,835.7	$1,773.3	$62.4	3.5	$5,272.5	$4,890.4	$382.1	7.8
Retail used vehicle	765.5	732.5	33.0	4.5	2,245.8	2,079.1	166.7	8.0
Wholesale	120.0	79.9	40.1	50.2	310.5	248.6	61.9	24.9
Used vehicle	885.5	812.4	73.1	9.0	2,556.3	2,327.7	228.6	9.8
Parts and service	569.4	564.1	5.3	0.9	1,685.1	1,648.9	36.2	2.2
Finance and insurance, net	119.3	111.9	7.4	6.6	341.7	311.9	29.8	9.6
Other	13.0	12.2	0.8		39.7	35.9	3.8
Total revenue	$3,422.9	$3,273.9	$149.0	4.6	$9,895.3	$9,214.8	$680.5	7.4

Gross profit:
New vehicle	$134.7	$111.9	$22.8	20.4	$389.4	$323.7	$65.7	20.3
Retail used vehicle	66.4	67.9	(1.5)	(2.2)	213.8	196.9	16.9	8.6
Wholesale	(0.7)	1.3	(2.0)		4.9	8.1	(3.2)
Used vehicle	65.7	69.2	(3.5)	(5.1)	218.7	205.0	13.7	6.7
Parts and service	237.9	245.6	(7.7)	(3.1)	715.6	721.6	(6.0)	(0.8)
Finance and insurance	119.3	111.9	7.4	6.6	341.7	311.9	29.8	9.6
Other	6.6	6.8	(0.2)		19.7	20.8	(1.1)
Total gross profit	$564.2	$545.4	$18.8	3.4	$1,685.1	$1,583.0	$102.1	6.4

Retail vehicle unit sales:
New	54,844	56,121	(1,277)	(2.3)	158,983	153,305	5,678	3.7
Used	43,414	42,904	510	1.2	126,339	121,020	5,319	4.4
	98,258	99,025	(767)	(0.8)	285,322	274,325	10,997	4.0

Revenue per vehicle retailed:
New	$33,471	$31,598	$1,873	5.9	$33,164	$31,900	$1,264	4.0
Used	$17,633	$17,073	$560	3.3	$17,776	$17,180	$596	3.5

Gross profit per vehicle retailed:
New	$2,456	$1,994	$462	23.2	$2,449	$2,111	$338	16.0
Used	$1,529	$1,583	$(54)	(3.4)	$1,692	$1,627	$65	4.0
Finance and insurance	$1,214	$1,130	$84	7.4	$1,198	$1,137	$61	5.4

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Revenue mix percentages:
New vehicle	53.6	54.2	53.3	53.1
Used vehicle	25.9	24.8	25.8	25.3
Parts and service	16.6	17.2	17.0	17.9
Finance and insurance, net	3.5	3.4	3.5	3.4
Other	0.4	0.4	0.4	0.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	23.9	20.5	23.1	20.4
Used vehicle	11.6	12.7	13.0	13.0
Parts and service	42.2	45.0	42.5	45.6
Finance and insurance	21.1	20.5	20.3	19.7
Other	1.2	1.3	1.1	1.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.3	6.3	7.4	6.6
Used vehicle - retail	8.7	9.3	9.5	9.5
Parts and service	41.8	43.5	42.5	43.8
Total	16.5	16.7	17.0	17.2